Exhibit a(1)
AMENDED AND RESTATED DECLARATION OF TRUST
OF
DIVERSIFIED INVESTORS PORTFOLIOS
Dated as of November 7, 2007

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AMENDED AND RESTATED DECLARATION OF TRUST
OF
DIVERSIFIED INVESTORS PORTFOLIOS
     THIS AMENDED AND RESTATED DECLARATION OF TRUST is made as of this [     ] day of [          ] by the Trustees hereunder;
     WHEREAS, Diversified Investors Portfolios was established pursuant to a Declaration of Trust dated September 1, 1993, as amended to the date hereof, the “Original Declaration”) for the purpose of carrying on the business of a management investment company:
     WHEREAS, the Trustees, pursuant to Section 9.3, Article IX of the Original Declaration, are authorized to amend the Original Declaration with the vote or consent of the Shareholders as required by such Section:
     WHEREAS, this Amended and Restated Declaration of Trust has been amended in accordance with the provisions of the Original Declaration in effect as of the date hereof:
     NOW, THEREFORE, the Trustees and any successor Trustees elected or appointed in accordance with Article V hereof hereby declare that they will hold all cash, securities and other assets and properties, which the Trust may from time to time acquire in any manner, IN TRUST, and that they will manage and dispose of the same and manage the affairs and business of the Trust upon the following terms and conditions for the benefit of the holders from time to time of beneficial interests in the various Series of this Trust as hereinafter set forth.
ARTICLE I
NAME AND DEFINITIONS
     Section 1.1 Name. This Trust shall be known as “Diversified Investors Portfolios” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.
     Section 1.2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided, the following terms have the following respective meanings:
     (a) “Book Capital Account” means, for any Holder at any time, the Book Capital Account of the Holder at such time with respect to the Holder’s beneficial interest in the Trust Property of any Series, determined in accordance with the method established by the Trustees pursuant to Section 8.2 hereof. The Trust shall maintain separate records of Book Capital Accounts for each Series.
     (b) “By-laws” means the By-laws of the Trust referred to in Section 6.8 hereof, as from time to time amended.
     (c) “Code” means the Internal Revenue Code of 1986 (or any successor statute), as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time.
     (d) “Commission” shall have the same meaning given to such term in the 1940 Act.
     (e) “Complaining Holder” shall refer to a Holder making a demand or bringing a claim pursuant to Section 9.8 hereof.
     (f) “Declaration” means this Declaration of Trust as amended, supplemented or amended and restated from time to time. Reference in this Declaration of Trust to “Declaration,” “hereof,” “herein,” and “hereunder” shall be deemed to refer to this Declaration rather than exclusively to the article or section in which such words appear.
     (g) “Governing Jurisdiction” means the State of New York.
     (h) “He,” “Him” and “His” shall include the feminine and neuter, as well as the masculine, genders.
     (i) “Holder” means a record holder of any Interest in its capacity as such.
     (j) “Institutional Investor(s)” means any regulated investment company, segregated asset account, foreign investment company, common trust fund, group trust or other investment arrangement, whether organized within or without the United States of America, other than an individual, S corporation or partnership or a grantor trust beneficially owned by any individual, S corporation or partnership, unless, in the case of a partnership or a grantor trust beneficially owned by a partnership, the interests in the partnership are held by entities that otherwise meet the definition of Institutional Investor.
     (k) “Interest” means the beneficial interest of a Holder in the Trust Property of any Series, including all rights, powers and privileges accorded to Holders by this Declaration, which interest may be expressed as a percentage, determined by calculating for a particular Series, at such times and on such basis as the Trustees shall from time to time determine, the ratio of each Holder’s Book Capital Account balance to the total of all Holders’ Book Capital Account balances. Reference herein to a specified percentage of, or fraction of, Interests of a particular Series, means Holders whose combined Book Capital Account balances represent such specified percentage or fraction of the combined Book Capital Account balances of all, or a specified group of, Holders of such Series.

     (l) “Interested Person” shall have the same meaning given to such term in the 1940 Act.
     (m) “1940 Act” refers to the Investment Company Act of 1940 (and any successor statute) and the rules thereunder, all as amended from time to time, as may apply to the Trust or a Series including pursuant to any exemptive, interpretive or other relief or guidance issued by the Commission or the staff of the Commission under such Act.
     (n) “Outstanding Interests” means those Interests shown from time to time on the books of the Trust or its transfer agent as then outstanding, but shall not include Interests which have been withdrawn, repurchased, cancelled or terminated by the Trust.
     (o) “Person” means and includes natural persons, corporations, partnerships, limited partnerships, business trusts, limited liability partnerships, statutory trusts, limited liability companies, trusts, associations, joint ventures, estates, nominees and any other entity in its own or any representative capacity, whether or not legal entities, and governments and agencies and political subdivisions thereof, in each case whether domestic or foreign.
     (p) “Registration Statement” means the most recent effective registration statement filed with the Commission pursuant to the 1940 Act with respect to the Trust or one or more such Series thereof, as the same may be supplemented or modified from time to time in accordance with the requirements of the 1940 Act.
     (q) “Series” individually or collectively means each Series of Interests as may be established and designated from time to time by the Trustees pursuant to Section 4.9 hereof.
     (r) “Trust” refers to the trust established hereunder.
     (s) “Trust Property” means (i) with respect to any Series, any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of such Series and (ii) with respect to the Trust, the aggregate Trust Property of all of the Series together with any General Assets (as defined in Section 4.9(a)(iii) hereof not yet allocated to a Series.
     (t) “Trustees” means, at any time, the person or persons who have signed this Declaration and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with the provisions of Article V hereof, in each case if they shall at that time continue in office in accordance with the terms hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in his capacity or their capacities as Trustees hereunder.
     (u) “Withdrawal” means the complete withdrawal of the Interest of a Holder in a Series the result of which is to reduce the Book Capital Account balance of that Holder in the Series to zero, and the term “withdraw” shall mean to effect a Withdrawal.

ARTICLE II
NATURE AND PURPOSE OF TRUST
     The Trust set forth in this instrument shall be deemed made in and is created under and is to be governed by and construed and administered according to the laws of the Governing Jurisdiction. The purpose of the Trust is to engage in, operate and carry on the business of an open-end management investment company through one or more Series, and to do any and all acts or things as the Trustees deem necessary, convenient, appropriate, incidental or customary in connection therewith, and each Series of the Trust will be registered as a management investment company with the Commission (or will be a Series of such a registered management investment company) at all times that such Series has material assets.
ARTICLE III
PRINCIPAL PLACE OF BUSINESS; REGISTERED AGENT
     The principal place of business of the Trust is Transamerica Fund Complex, 570 Carillon Parkway, St. Petersburg, Florida 33716-1202. If required by the law of the Governing Jurisdiction, the Trust shall file, with the applicable authorities in the Governing Jurisdiction, a certificate, in the name of the Trust and executed by an officer of the Trust, designating the Secretary of State or other applicable official of the Governing Jurisdiction as an agent upon whom process in any action or proceeding against the Trust or any Series may be served, or otherwise appoint a resident agent for that purpose. The Trustees may change the principal place of business or such registered agent of the Trust from time to time.
ARTICLE IV
BENEFICIAL INTERESTS; HOLDERS
     Section 4.1. Beneficial Interest. The beneficial interest in each Series of the Trust shall consist of Interests. The value of a Holder’s Interest in any Series shall be equal to the Book Capital Account balance of the Holder in that Series.
     Section 4.2. Purchase of Interests. Interests may be sold by the Trust only to Institutional Investors (including, without limitation, any Institutional Investor in which a Trustee, officer or agent of the Trust has an interest), as may be approved by the Trustees, for cash or other consideration acceptable to the Trustees, subject to the requirements of the 1940 Act, at such time or times and on such terms as the Trustees, from time to time, may deem advisable, and the Trust or any Series may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trust shall have the right to refuse to sell Interests to any

Person at any time and for any cause or for no reason therefor. A Holder may increase or decrease its Interest in a Series in accordance with the provisions of Section 8.1 hereof.
     Section 4.3 Rights of Holders. The ownership of the Trust Property of every description and the right to conduct any business herein described is vested exclusively in the Trustees. The Holders shall have no right or title in or to the Trust Property or to call for any partition or division of any property, profits, rights or interests of the Trust or any Series thereof, and the Holders shall have no interest therein other than the beneficial interest represented by their Interests. The death, incapacity, dissolution, termination, or bankruptcy of a Holder during the continuance of the Trust shall neither operate to terminate the Trust or any Series thereof nor entitle the representative of any such Holder to an accounting or to take any action in court or elsewhere against the Trust, any Series thereof or the Trustees, but shall entitle such representative only to the rights of said Holder under this Declaration. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Holder, or to call upon any Holder for the payment of any sum of money or assessment whatsoever other than such as the Holder may at any time personally agree to pay, provided however that any sales loads or charges, withdrawal fees, account fees or any other fees or charges not prohibited as charges to Holders under applicable law shall not be deemed to be an assessment for the purposes of this Declaration. Any Interest in the Trust shall be personal property giving only the rights specifically set forth in this Declaration. The Holders shall not, as such Holders, have any right to acquire, purchase or subscribe for any securities or any Interests in the Trust that it may hereafter issue or sell, or have any preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine from time to time. Every Holder, by virtue of purchasing an Interest and becoming a Holder, shall be held to have expressly assented and agreed to the terms of this Declaration and shall be bound thereby.
     Section 4.4. Ownership and Transfer of Interests. (a) The ownership of an Interest and the Book Capital Account Balance of each Holder in each Series shall be recorded on the books of the Trust or, if there is a transfer or similar agent, on the books and records of such transfer or similar agent, which records shall be maintained separately for each Series of the Trust. No certificates representing the ownership of an Interest shall be issued except as the Trustees may otherwise determine from time to time. The Trust shall be entitled to treat a Holder of record as the holder in fact and shall not be bound to recognize any equitable or other claim of interest in such Holder’s Interest on the part of any other entity except as may be otherwise expressly provided by law. A Holder may transfer its Interest only with the prior written consent of the Trustees, which consent may be granted or withheld in the Trustees’ sole discretion. The Trustees may make such rules or impose such restrictions as they consider necessary or appropriate for the purchase of Interests, transfer of Interests and similar matters. The record books of each Series of the Trust, as kept by the Trust or any transfer or similar agent of the Trust, shall be conclusive as to who are the Holders and as to the Book Capital Account balance of each Holder in such Series from time to time. No Holder shall be entitled to receive any payment of a dividend or distribution, or to have notice given to it as provided herein or in the By-laws, until it has provided such information as shall be required to the Trust or, as applicable, the Trust’s transfer or similar agent with respect to its Interest.
     Section 4.5. Voting by Holders. (a) Holders shall not have the power to vote on any matter except: (i) for the election or removal of Trustees to the extent and as provided in Article V hereof, and (ii) with respect to such additional matters relating to the Trust as may be required by law or as the Trustees may consider and determine necessary or desirable.
     (b) On each matter submitted to a vote of the Holders, each Holder shall be entitled to a vote proportionate to its Book Capital Account as recorded on the books of the Trust (which in the case of a Holder that holds Interests in more than one Series shall be the sum of the Holder’s Book Capital Accounts with respect to each Series) determined at the close of business on the record date. On each matter submitted to a vote of the Holders, a Holder may apportion its vote with respect to a proposal in the same proportion as its own shareholders voted with respect to that proposal. There shall be no cumulative voting in the election of Trustees or on any other matter submitted to a vote of the Holders. Holders may vote in person or by proxy. Until Interests of the Trust or any Series are issued, the Trustees may exercise all rights of Holders of the Trust or such Series and may take any action required or permitted by law, this Declaration or the By-laws of the Trust to be taken by Holders of the Trust or such Series.
     (c) On any matter submitted to a vote of the Holders of the Trust, Interests of the Holders of all Series then entitled to vote shall be voted together, except that (i) when required by the 1940 Act to be voted by individual Series, the vote shall be taken by individual Series, and (ii) when the Trustees have determined that the matter affects only the interests of Holders of one or more Series, only Holders of such one or more Series shall be entitled to vote thereon.
     Section 4.6. Meetings. Meetings of the Holders of the Trust or any one or more Series may be called and held from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Holders as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. The Trustees may set in the By-laws provisions relating to the calling and holding of meetings (including the holding of meetings by electronic or other similar means), notice of meetings, record dates, place of meetings, conduct of meetings, voting by proxy, postponement, adjournment or cancellation of meetings and related matters.
     Section 4.7. Quorum and Action. (a) The Trustees shall set forth in the By-laws the quorum required for the transaction of business by the Holders at a meeting, which quorum shall in no event be less than Interests representing thirty percent (30%) of the voting power of the Interests entitled to vote at such meeting. If a quorum is present when a duly called and held meeting is convened, the Holders present may continue to transact business until adjournment, even though the withdrawal of a number of Holders originally present leaves less than the proportion or number otherwise required for a quorum.

     (b) The Holders shall take action by the affirmative vote of the Holders representing a majority, except in the case of the election of Trustees which shall only require a plurality, of votes cast at a meeting of Holders at which a quorum is present, except as may be otherwise required by applicable law or any provision of this Declaration or the By-laws.
     Section 4.8. Action by Written Consent in Lieu of Meeting of Holders. Any action required or permitted to be taken at a meeting of the Holders may be taken, if so directed by the Trustees, without a meeting by written consent executed by Holders, as of a record date specified in accordance with the By-laws, holding not less than the minimum voting power that would have been necessary to take the action at a meeting, assuming that all of the Holders entitled to vote on that action were present and voting at that meeting. The written consent shall be effective when it has been executed by the requisite number of Holders and delivered to the Secretary of the Trust, unless a different effective time is provided in the written consent. Such a consent may be executed and delivered by electronic means in accordance with any procedures that may be adopted by the Trustees from time to time.
     Section 4.9. Series. (a) Terms of Series. The Trustees have heretofore established the Series listed on Schedule A hereto, and the Trustees may from time to time authorize the establishment of additional Series. The relative rights, preferences, privileges, limitations, restrictions and other relative terms of any Series shall be established and designated by the Trustees, and may be modified by the Trustees from time to time, upon and subject to the following provisions:
     (i) An Interest in a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined below) are allocated to such Series). The Trustees shall have exclusive power, subject to the provisions of this Declaration, to fix and determine the rights and qualifications of the Holders of any Series including, without limitation, as to qualifications for ownership, minimum purchase amounts, minimum account size, purchase price, fees and expenses, withdrawals, conversions and exchanges, and each Series shall have such business purpose or investment objective as shall be determined by the Trustees. All Interests of a Series shall share, pro rata in accordance with the Holder’s Book Capital accounts in such Series, in all allocations and distributions with respect to such Series, including distributions upon a termination of the Series, except for differences in tax allocations required by Treas. Reg. Section 1.704-3. All references to Interests in this Declaration shall be deemed to include references to Interests in any or all Series as the context may require.
     (ii) The amount of authorized Interests in each Series and the amount of Interests in each Series that may be purchased shall be unlimited. Whether or not Interests are then outstanding, the Trustees may divide or combine any Interests in any Series into a greater or lesser number; terminate any one or more Series; change the name of a Series; and take such other action with respect to the Series as the Trustees may deem desirable.
     (iii) All consideration received by the Trust for the purchase of any Interest in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be (collectively, the “Assets”), shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of such Series, and shall be so recorded upon the books of the Trust. Such Assets, together with any General Assets (as hereinafter defined) allocated to that Series as provided in the following sentence, are herein referred to as “Assets belonging to” that Series. In the event that there are any assets, income, earnings, profits or proceeds thereof, funds or payments which are not readily identifiable as Assets belonging to any particular Series (collectively, the “General Assets”), the Trustees shall allocate such General Assets to and among any one or more of the Series created from time to time in such manner and on such basis as they deem fair and equitable. Each such allocation by the Trustees shall be final, conclusive and binding upon the Holders of all Series for all purposes, and the General Assets so allocated to a particular Series shall thereafter be Assets belonging to that Series. Separate and distinct records shall be maintained for each Series and the Assets belonging to each Series shall be held and accounted for in such separate and distinct records separately from the Assets belonging to each other Series and any General Assets of the Trust not yet allocated to a Series.
     (iv) The Assets belonging to a particular Series shall be charged with the debts, liabilities and obligations of the Trust in respect of that Series and with all expenses, costs, charges and reserves attributable to that Series (collectively, the “Liabilities”), which Liabilities shall be recorded upon the books of the Trust. Such Liabilities together with any General Liabilities (as hereinafter defined) allocated to that Series as provided in the following sentence, are herein referred to as “Liabilities belonging to” that Series. In the event there are any debts, liabilities, obligations, expenses, costs, charges or reserves of the Trust that are not readily identifiable as belonging to any particular Series (collectively, the “General Liabilities”), the Trustees shall allocate and charge such General Liabilities to and among any one or more of the Series created from time to time in such manner and on such basis as they deem fair and equitable. Each such allocation by the Trustees shall be final, conclusive and binding upon all concerned for all purposes, and the General Liabilities so allocated to a particular Series shall thereafter be Liabilities belonging to that Series. Without limiting the foregoing, the Liabilities belonging to a particular Series shall be enforceable only against the Assets belonging to such Series and not against the assets of the Trust generally or against the Assets belonging to any other Series, and none of the

General Liabilities incurred, contracted for or otherwise existing with respect to the Trust generally shall be enforceable against the Assets belonging to any Series unless and until such General Liabilities have been allocated to such Series as set forth above. Any person extending credit to, contracting with or having any claim against any Series may look only to the Assets belonging to that Series to satisfy or enforce any Liability belonging to that Series. No Holder or former Holder of any Series, in such capacity, shall have a claim on or any right to any Assets belonging to any other Series.
     (b) Establishment and Designation of Series. The establishment and designation of any Series shall be effective upon the adoption by a majority of the Trustees of a resolution, or by the execution by a majority of the Trustees of an instrument, in each case setting forth such establishment and designation, the effective date of such establishment and designation and the relative rights, preferences, privileges, limitations, restrictions and other relative terms of such Series, whether directly in such resolution or instrument or by reference to one or more documents or instruments outside this Declaration and outside the resolutions, as the same may be in effect from time to time, including any Registration Statement relating to such Series. Additions or modifications to such a designation, including, without limitation, any termination of an existing Series, shall be made in the same manner as is permitted for the establishment and designation of such Series.
     Section 4.10. Disclosure of Holdings. Holders in the Trust shall upon demand disclose to the Trust in writing such information with respect to direct and indirect ownership of Interests as the Trustees deem necessary to comply with the provisions of the Code; to comply with the requirements of any other law or regulation; or as the Trustees may otherwise decide, and ownership of Interests may be disclosed by the Trust if so required by applicable law or as the Trustees may otherwise decide.
     Section 4.11. Access to Trust Records. Except to the extent otherwise required by law, Holders shall only have such right to inspect the records, documents, accounts and books of the Trust as may be granted from time to time by the Trustees.
     Section 4.12. Communications with Holders. Any notices, reports, statements, or communications with Holders of any kind required under this Declaration, including any such communications with Holders or their counsel or other representatives required under Section 9.8 hereof, or otherwise made by the Trust or its agents on behalf of the Trust shall be governed by the provisions pertaining thereto in the By-laws.
ARTICLE V
THE TRUSTEES
     Section 5.1. Management of the Trust. The business and affairs of the Trust shall be managed under the direction of the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility, including, without limitation, those powers described more fully in Article VI hereof.
     Section 5.2. Qualification and Number. Each Trustee shall be a natural person. A Trustee need not be a citizen of the United States or a resident of any particular state. By a majority vote or consent of the Trustees as may then be in office, the Trustees may from time to time establish the number of Trustees. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to Section 5.4 hereof.
     Section 5.3. Term and Election. Except as provided in Section 5.4 below, each Trustee shall hold office until the next meeting of Holders called for the purpose of considering the election or re-election of such Trustee or of a successor to such Trustee, and until his successor, if any, is elected, qualified and serving as a Trustee hereunder. Any Trustee vacancy may be filled by the affirmative vote or consent of a majority of the Trustees then in office, except as prohibited by the 1940 Act, or, if for any reason there are no Trustees then in office, vacancies may be filled by the officers of the Trust elected pursuant to Section 6.2(b)(iii) hereof, or may be filled in any other manner permitted by the 1940 Act.
     Section 5.4. Resignation, Retirement and Removal. Any Trustee may resign or retire as a Trustee by an instrument in writing signed by him and delivered or mailed to the Chair, if any, the President or the Secretary, and such resignation or retirement shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any Trustee who has attained a mandatory retirement age or term limit established pursuant to, or who is otherwise required to retire in accordance with, any written policy adopted from time to time by at least two-thirds (2/3) of the Trustees shall, automatically and without action of such Trustee or the remaining Trustees, be deemed to have retired in accordance with the terms of such policy, effective as of the date determined in accordance with such policy; and any Trustee who has become incapacitated by illness or injury as determined by a majority of the other Trustees or declared incompetent by a court of appropriate jurisdiction, may be retired by written instrument signed by a majority of the other Trustees. Except as aforesaid, any Trustee may be removed from office only (i) by action of at least two-thirds (2/3) of the voting power of the Outstanding Interests, or (ii) by the action of at least two-thirds (2/3) of the remaining Trustees, specifying the date when such removal shall become effective. Except to the extent expressly provided in a written agreement to which the Trust is a party or in a written policy adopted by the Trustees, no resigning, retiring or removed Trustee shall have any right to any compensation for any period following his resignation, retirement or removal, or any right to damages on account of such resignation, retirement or removal.
     Section 5.5. Vacancies. The death, resignation, retirement, removal, or incapacity of one or more of the Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, or the number of Trustees as fixed is reduced, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees, and during the period during which any such vacancy shall occur, only the Trustees then in office shall be counted for the purposes of the existence of a quorum or any action to be taken by such Trustees.
     Section 5.6 Ownership of Assets of the Trust. The assets of the Trust shall be held separate and apart from any assets now or thereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All right, title and interest in the assets of the Trust shall at all times be considered as automatically vested in the Trustees as shall be from time to time in office. Upon the resignation, retirement, removal, incapacity or death of a Trustee, such Trustee shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective without the execution or delivery of any conveyancing or other instruments. No Holder shall be deemed to have a severable ownership in any individual asset of the Trust or any Series thereof or any right of partition or possession thereof.
ARTICLE VI
POWERS OF TRUSTEES
     Section 6.1. General Powers. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust but with full powers of delegation, except as may otherwise be expressly prohibited by this Declaration. The Trustees shall have the power to direct the business and affairs of the Trust and carry on the Trust’s operations and maintain one more offices, and to do or authorize all such other things and execute or authorize the execution of all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust. With respect to any power or authority of the Trustees hereunder, whether stated or implied, the Trustees shall have all further powers and authority as may be necessary, incidental, relative, conductive, appropriate or desirable for the accomplishment, carrying out or attainment of any action authorized by the Trustees. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. Without limiting the foregoing, the Trustees shall have power and authority to operate and carry on the business of an investment company and the Trustees shall exercise all the powers as are necessary, convenient, appropriate, incidental or customary in connection therewith and may exercise all powers which are ordinarily exercised by the trustees of a business trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid general powers. Such powers of the Trustees may be exercised without order of or resort to any court. Whenever in this Declaration the Trustees are given authority to act on behalf of the Trust or to direct, authorize or cause the Trust to take any action, such power and authority shall apply, mutatis mutandis, to any action of the Trust on behalf of any Series.

     Section 6.2. Certain Specific Powers. (a) Investments. The Trustees shall not in any way be bound or limited by present or future laws, rules, regulations, or customs in regard to investments by fiduciaries, but shall have full authority and power to authorize the Trust to make, invest and reinvest in, to buy or otherwise acquire, to hold, for investment or otherwise, to borrow, to sell, terminate, exercise or otherwise dispose of, to lend or to pledge, to write, enter into, engage, trade or deal in any and all investments or investment strategies as they may deem proper at any time and from time to time to accomplish the purpose of the Trust or any Series thereof. In furtherance of, and in no way limiting, the foregoing, the Trustees shall have power and authority to authorize the Trust:
     (i) to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or other assets;
     (ii) to hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form or either in the Trust’s name or in the name of a custodian or a nominee or nominees;
     (iii) to exercise all rights, powers and privileges of ownership or interest in all securities and other assets included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such assets;
     (iv) to acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, tangible or intangible, including cash, securities, currencies, any commodities, and any interest therein;
     (v) to borrow money for any purpose and in this connection issue notes or other evidence of indebtedness;
     (vi) to secure borrowings by mortgaging, pledging or otherwise subjecting as security all or any portion of the Trust Property;
     (vii) to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person;
     (viii) to lend money or any other Trust Property;
     (ix) to aid by further investment any corporation, company, trust, association or firm, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trustees have any direct or indirect interest and to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest;

     (x) to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such corporation, company, trust, association or firm;
     (xi) to consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or property of which is held in the Trust;
     (xii) to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or issuer;
     (xiii) to pay calls or subscriptions with respect to any security held in the Trust; and
     (xiv) to join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper.
     (b) Additional Powers. The Trustees shall have the power and authority on behalf of the Trust:
     (i) to employ, engage or contract with, or make payments to, such Persons as the Trustees may deem desirable for the transaction of the business of the Trust or any Series thereof, including, without limitation, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member, whether as agents or independent contractors of the Trust or any Series thereof, or as delegates of the Trustees, officers, or any other Person who may be involved with the management of the business affairs of the Trust or any Series thereof, to have such titles, and such rights, powers and duties as the Trustees may determine from time to time, to terminate any such employment, engagement or contract or other relationship and to delegate to any such Person the supervision of any other Person that has been so employed, engaged or contracted with;
     (ii) to authorize the Trust to enter into joint ventures, partnerships and any other combinations or associations;
     (iii) to elect and remove such officers as they consider appropriate;
     (iv) to authorize the Trust to indemnify any Person with whom the Trust has dealings, including, without limitation, any service provider employed pursuant to Article VII hereof, to such extent as the Trustees shall determine;

     (v) to authorize the Trust to purchase, and pay for out of Trust Property, (A) insurance policies insuring the Holders, Trustees, officers, employees and any other Persons, including, without limitation, any service provider employed pursuant to Article VII hereof, against any or all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity whether or not the Trust would have the power to indemnify such Person against such liability, (B) insurance for the protection of Trust Property, (C) insurance as may be required by applicable law, or (D) such other insurance as the Trustees shall deem advisable, in each case as the Trustees shall determine;
     (vi) to authorize the Trust to establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any Trustees, officers, employees and agents of the Trust;
     (vii) to authorize the Trust to guarantee indebtedness or contractual obligations of others;
     (viii) to determine and change the fiscal year of the Trust or any Series and the method by which its accounts shall be kept;
     (ix) to adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust; and
     (x) to engage in any other lawful act or activity in connection with or incidental to any of the powers enumerated in this Declaration, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.
     (c) The foregoing enumeration of the powers and authority of the Trustees shall be read as broadly and liberally as possible, it being the intent of the foregoing in no way to limit the Trustees’ powers and authority.
     Section 6.3. Interests. The Trustees shall have the power to authorize the Trust to sell, repurchase, withdraw, retire, cancel, acquire, hold, resell, dispose of, transfer, and otherwise deal in Interests of any Series and in any options, warrants or other rights to purchase an Interest of any Series or any other interests in any Series of the Trust.
     Section 6.4. Delegation; Committees. The Trustees shall have power to delegate from time to time to one or more of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, except to the extent such delegation is prohibited by the applicable law. Without limiting the foregoing, and notwithstanding any provisions herein to the contrary, the Trustees may by resolution appoint committees consisting of one or more, but less than the whole number of, Trustees then in office and such other members as the Trustees shall approve, which committees may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committees were the acts of all the Trustees then in office.
     Section 6.5. Collection and Payment. The Trustees shall have the power to authorize the Trust or its agents to: collect all money or other property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, arbitrate, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any money or other property is owed to the Trust; and to enter into releases, agreements and other instruments; but the Trustees shall have no liability for failing to authorize the Trust to do any of the foregoing.
     Section 6.6. Expenses. The Trustees shall have the power to authorize the Trust to incur and pay any expenses which, in the opinion of the Trustees, are necessary or incidental to carry out any of the purposes of this Declaration, to pay compensation from the funds of the Trust to themselves as Trustees and to reimburse themselves from the funds of the Trust for their expenses and disbursements. The Trustees shall fix the compensation of all officers, employees and Trustees.
     Section 6.7. Manner of Acting. Except as otherwise provided herein, under applicable law or in the By-laws, any action to be taken or determination made by the Trustees may be taken or made by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of a majority of Trustees then in office. Any such action or determination may be made by reference to one or more documents or instruments or policies or procedures outside this Declaration and outside the resolutions of the Trustees. Except as set forth specifically in this Declaration, any action that may be taken by the Trustees may be taken by them in their sole discretion and without the vote or consent of Holders.
     Section 6.8. By-laws. The Trustees may adopt By-laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and shall have the exclusive power to amend or repeal such By-laws.
     Section 6.9. Principal Transactions. Except in transactions not permitted by the 1940 Act, the Trustees may authorize the Trust to buy any securities or other assets from or sell or lend any securities or other assets of the Trust to, any affiliate of the Trust or any account managed by an affiliate of the Trust, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any service provider employed pursuant to Article VII hereof.
     Section 6.10. Effect of Trustees’ Determination. Any action taken or determination made by or pursuant to the direction of the Trustees in good faith and consistent with the provisions of this Declaration shall be final and conclusive and shall be binding upon the Trust, every Holder at any time of an Interest and any other Person.
ARTICLE VII
SERVICE PROVIDERS
     Section 7.1. Investment Adviser and Administrator. The Trust may enter into contracts with one or more Persons, to act as investment adviser, investment sub-adviser, manager, administrator, sub-administrator or other agent to the Trust or Series, and as such to perform such functions as the Trustees may deem reasonable and proper, including, without limitation, investment advisory, management, research, valuation of assets, clerical and administrative functions, under such terms and conditions, and for such compensation, as the Trustees may deem advisable. The Trustees may also authorize any adviser or sub-adviser to employ one or more sub-advisers from time to time and any administrator to employ one or more sub-administrators from time to time, upon such terms and conditions as shall be approved by the Trustees.
     Section 7.2. Placement Agent; Transfer Agent; Custodian. The Trust may enter into a contract or contracts with one or more Persons to act as placement agents whereby the Trust may either agree to sell Interests in the Trust or any Series to the other party or parties to the contract or appoint such other party or parties its sales agent or agents for such Interests and with such other provisions as the Trustees may deem reasonable and proper, and the Trust may from time to time enter into transfer agency and/or sub-transfer agency contract(s), in each case with such terms and conditions, and providing for such compensation, as the Trustees may deem advisable.
     All securities and cash of the Trust shall be held pursuant to a written contract or contracts with one or more custodians and subcustodians or shall otherwise be held in accordance with the 1940 Act.
     Section 7.3. Parties to Contract. Any contract of the character described in this Article VII may be entered into with any Person, including, without limitation, the investment adviser, any investment sub-adviser or an affiliate of the investment adviser or sub-adviser, although one or more of the Trustees, officers, or Holders of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, or otherwise interested in such contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article VII or the By-laws. The same Person may be a party to more than one contract entered into pursuant to this Article VII and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Article VII.
     Section 7.4. Further Authority of Trustees. The authority of the Trustees hereunder to authorize the Trust to enter into contracts or other agreements or arrangements shall include the authority of the Trustees to modify, amend, waive any provision of, supplement, assign all or a portion of, novate, or terminate such contracts, agreements or arrangements. The enumeration of any specific contracts in this Article VII shall in no way be deemed to limit the power and authority of the Trustees as set forth in Section 6.2 hereof to authorize the Trust to employ, contract with or make payments to such Persons as the Trustees may deem desirable for the transaction of the business of the Trust.
ARTICLE VIII
INCREASES, DECREASES AND WITHDRAWALS OF INTERESTS; DETERMINATION OF BOOK CAPITAL ACCOUNT BALANCES
AND DISTRIBUTIONS
     Section 8.1. Increases, Decreases and Withdrawal of Interests. Subject to applicable law, to the provisions of this Declaration and to such restrictions as may from time to time be adopted by the Trustees, each Holder may vary its Interest in any Series at any time by an increase (through a capital contribution) or a decrease (through a capital withdrawal) or a Withdrawal of its Interest. An increase in the Holder’s Interest in a Series shall be reflected as an increase in the Book Capital Account balance of that Holder in that Series and a decrease in the Holder’s Interest in a Series or the Withdrawal of that Holder’s Interest shall be reflected as a decrease in the Book Capital Account balance of that Holder in that Series. The Trust shall, upon appropriate and adequate notice from any Holder, increase, decrease or withdraw such Holder’s Interest for an amount determined by the application of a formula adopted for such purpose from time to time by resolution of the Trustees; provided that (a) the amount received by the Holder upon any such decrease or Withdrawal shall not exceed the decrease in the Holder’s Book Capital Account balance effected by such decrease or Withdrawal of its Interest, and no such decrease or Withdrawal shall decrease the Holder’s Book Capital Account balance below zero, and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting any such decrease or Withdrawal, at such rates as the Trustees may establish. Decreases or Withdrawals shall be made as determined by the Trustees from time to time at such offices or agencies and in accordance with such conditions, not inconsistent with the 1940 Act, regarding the decrease or withdrawal of Interests as may be described in the applicable Registration Statement.

     No withdrawal of any Interest shall occur on a day unless the Book Capital Account balance of Holders of the applicable Series shall be determined on that day as provided in Section 8.2 below.
     A Holder which has withdrawn its Interest in a Series may not be permitted to purchase Interests in such Series until the later of sixty (60) calendar days after the date of such Withdrawal or the first day of the Series’ fiscal year next succeeding the fiscal year during which such Withdrawal occurred.
     Section 8.2. Book Capital Account Balances. The Book Capital Account balance of Holders with respect to a particular Series shall be determined on such days and at such time or times as the Trustees may determine in accordance with Section 8.7 hereof. Upon the Withdrawal of an Interest, the Holder of that Interest shall be entitled to receive the balance of its Book Capital Account. A Holder may transfer all or a portion of its Book Capital Account balance only with the prior written consent of the Trustees, which consent may be granted or withheld in the Trustees’ sole discretion.
     Section 8.3. Allocations and Distributions to Holders. The Trustees shall, in compliance with the Code, the 1940 Act and generally accepted accounting principles, establish the procedures by which the Trust shall make with respect to each Series (i) the allocation of unrealized gains and losses, taxable income and tax loss, and profit and loss, or any item or items thereof, to each Holder, (ii) the payment of distributions, if any, to Holders, and (iii) upon liquidation, the final distribution of items of taxable income and expense. The Trustees may amend the procedures adopted pursuant to this Section 8.3 from time to time. The procedures for allocations shall comply with Section 3.04 of Revenue Procedure 2001-57, or the corresponding provisions of any successor guidance issued by the Internal Revenue Service with respect to “master-feeder” structures. The Trustees may retain from the net profits of a Series such amount as they may deem necessary to pay the liabilities and expenses of that Series. All distributions to Holders of a particular Series shall be distributed only from the Assets belonging to that Series, as such term is defined in Section 4.9 hereof. Such distributions may be paid in cash and/or in securities or other property, and the composition of any such distribution shall be determined by the Trustees and may be different among Holders (including differences among Holders in the same Series); provided, however, that the amounts distributed to Holders of a given Series shall be in proportion to their Book Capital Accounts with respect to such Series.
     Section 8.4. Payment. Payment made with respect to the decrease in or Withdrawal of a Holder’s Interest in a Series shall be made in cash or in property or any combination thereof, out of the Assets belonging to such Series, as such term is defined in Section 4.9 hereof, and the composition of any such payment may be different among Shareholders (including differences among Shareholders in the same Series), at such time and in the manner as may be specified from time to time in the applicable Registration Statement. In no event shall the Trust be liable for any delay of any other person in transferring securities or other property selected for delivery as all or part of any such payment.

     Section 8.5. Decrease or Withdrawal by Action of the Trust. The Trustees may, in their discretion, require the Trust to decrease in part or withdraw any Holder’s Interest for any reason at any time. The decrease or Withdrawal shall be effected in the manner described in this Article VIII.
     Section 8.6. Suspension of Right to Decrease or Withdraw. Notwithstanding the provisions of Section 8.1 hereof, the Trust may postpone payment of any amounts due upon the decrease in or Withdrawal of a Holder’s Interest and may suspend the right of the Holders to decrease their Interest or Withdraw their Interest to the extent permissible under the 1940 Act.
     Section 8.7. Determination of Value of Book Capital Account; Valuation of Portfolio Assets. The Trustees may from time to time prescribe such bases and times for determining the value of Book Capital Accounts of the Trust or any Series thereof and may prescribe or approve the procedures and methods for determining the value of portfolio assets as they may deem necessary or desirable.
     The Trust may suspend the determination of Book Capital Account value during any period when it may suspend the right of the Holders to decrease or withdraw their Interests.
     Section 8.8 Reserves. The Trustees may set apart, from time to time, out of any funds of the Trust or Series thereof a reserve or reserves for any proper purpose, and may abolish any such reserve.
     Section 8.9. Determination by Trustees. The Trustees may make any determinations they deem necessary with respect to the provisions of this Article VIII, including, but not limited to, the following matters: the amount of the assets, obligations, liabilities and expenses of the Trust; the amount of the net income of the Trust from dividends, capital gains, interest or other sources for any period and the amount of assets at any time legally available for the payment of dividends or distributions; which items are to be treated as income and which as capital; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges were created shall have been paid or discharged); the market value, or any other price to be applied in determining the market value, or the fair value, of any security or other asset owned or held by the Trust; the number of Outstanding Interests in the Trust; and any of the foregoing matters as it may pertain to any Series.
ARTICLE IX
LIMITATION OF LIABILITY AND INDEMNIFICATION
     Section 9.1. No Personal Liability of and Indemnification of Holders. No personal liability for any debt, liability or obligation or expense incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series shall attach to any Holder or former Holder of the Trust. In case any Holder or former Holder of the Trust shall be held to be personally liable solely by reason of it being or having been a Holder and not because of its acts or omissions or for some other reason, the Holder or former Holder (or its corporate or other general successor) shall be entitled out of the assets of the Trust or, if the Trust has more than one Series, the applicable Series, to be held harmless from and indemnified against all loss and expense arising from such liability; provided, however, there shall be no liability or obligation of the Trust arising hereunder to reimburse any Holder for taxes paid by reason of such Holder’s ownership of any Interest or for losses suffered by reason of any changes in value of any Trust assets. The Trust shall, upon request by the Holder or former Holder, assume the defense of any claim made against the Holder for any act or obligation of the Trust and satisfy any judgment thereon.
     Section 9.2. Limitation of Liability of Trustees and Others. (a) No Liability to Third Parties. No person who is or has been a Trustee, officer, or employee of the Trust shall be subject to any personal liability whatsoever to any person, other than the Trust or its Holders, in connection with the affairs of the Trust; and all persons shall look solely to the Trust Property or Property of a Series for satisfaction of claims of any nature arising in connection with the affairs of the Trust or such Series.
     Every note, bond, contract, instrument, certificate, or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his capacity as Trustees or Trustee and neither such trustees or Trustee nor the Holders shall be personally liable thereon.
     All Persons extending credit to, contracting with or having any claim against the Trust or a Series shall look only to the assets of the Trust Property or the Trust Property of such Series for payment under such credit, contract or claim; and neither the Trustees, or any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefore.
     (b) Limitation of Liability to Trust and Holders. No person who is or has been a Trustee, officer or employee of the Trust shall be liable to the Trust or to any shareholder for any action or failure to act except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties involved in the conduct of the individual’s office, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law.
     (c) No Liability for Acts of Others. Without limiting the foregoing limitations of liability contained in this Section 9.2, a Trustee shall not be responsible for or liable in any event for any neglect or wrongdoing of any officer, employee, investment adviser, sub-adviser, placement agent, custodian or other agent of the Trust, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee (or for the failure to compel in any way any former or acting Trustee to redress any breach of trust) except in the case of such Trustee’s own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.
     (d) Notice in Instruments. Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer on behalf of the Trust shall give notice that this Declaration was executed or made by or on behalf of the Trust by them as Trustees or as officers and not individually and that the obligations of such instrument are not binding upon any of them or the Holders individually but are binding only upon the assets and property of the Trust, and may contain such further recitals as they or he or she may deem appropriate, but the omission thereof shall not operate to bind any Trustee or officers or Holders individually.
     Section 9.3. Experts; No Bond or Surety. The Trustees may rely upon advice of counsel or other experts with respect to the meaning and operation of this Declaration and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice or for merely failing to follow such advice. In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent registered public accounting firm and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of any other party to any contract entered into hereunder. The appointment, designation or identification of a Trustee as chair of the Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee’s rights or entitlement to indemnification or advancement of expenses. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.
     Section 9.4. Liability of Third Persons Dealing with the Trust or Trustees. No third person dealing with the Trust or the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trust or Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.
     Section 9.5. Indemnification and Advancement of Expenses. Subject to the exceptions and limitations contained in this Section 9.5, every person who is, or has been, a Trustee, officer, or employee of the Trust, including persons who serve at the request of the Trust as directors, trustees, officers, employees or agents of another organization in which the Trust has an interest as a shareholder, creditor or otherwise (hereinafter referred to as a “Covered Person"), shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been such a Trustee, director, officer, employee or agent and against amounts paid or incurred by him in settlement thereof.
     No indemnification shall be provided hereunder to a Covered Person to the extent such indemnification is prohibited by applicable federal law.
     The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person.
     Subject to applicable federal law, expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for indemnification under this Section 9.5 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 9.5.
     To the extent that any determination is required to be made as to whether a Covered Person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the Person or Persons making the determination shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in such conduct and that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.
     As used in this Section 9.5, the words “claim,” “action,” “suit” or “proceeding” shall apply to all claims, demands, actions, suits, investigations, regulatory inquiries, proceedings or any other occurrence of a similar nature, whether actual or threatened and whether civil, criminal, administrative or other, including appeals, and the words “liability” and “expenses” shall include without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.
     Section 9.6. Further Indemnification. Nothing contained herein shall affect any rights to indemnification to which any Covered Person or other Person may be entitled by contract or otherwise under law or prevent the Trust from entering into any contract to provide indemnification to any Covered Person or other Person. Without limiting the foregoing, the Trust may, in connection with the acquisition of assets subject to liabilities pursuant to Section 4.2 hereof or a reorganization or consolidation pursuant to Section 10.2 hereof, assume the obligation to indemnify any Person including a Covered Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this Article IX.

     Section 9.7. Amendments and Modifications. Without limiting the provisions of Section 11.1(b) hereof, in no event will any amendment, modification or change to the provisions of this Declaration or the By-laws adversely affect in any manner the rights of any Covered Person to (a) indemnification under Section 9.5 hereof in connection with any proceeding in which such Covered Person becomes involved as a party or otherwise by virtue of being or having been a Trustee, officer or employee of the Trust or (b) any insurance payments under policies maintained by the Trust, in either case with respect to any act or omission of such Covered Person that occurred or is alleged to have occurred prior to the time such amendment, modification or change to this Declaration or the By-laws.
     Section 9.8. Derivative Actions. (a) The purpose of this Section 9.8 is to protect the interests of the Trust and its Holders by establishing a process that will permit legitimate inquiries and claims to be made and considered while avoiding the time, expense, distraction and other harm that can be caused to the Trust and its Holders as a result of spurious demands and derivative actions.
     (b) No Holder may bring a derivative or similar action or proceeding in the right of the Trust or any Series to recover a judgment in its favor (a “derivative action”) unless each of the following conditions is met:
     (i) The Complaining Holder was a Holder of the Series on behalf of or in the right of which the derivative action is proposed to be brought (the “affected Series”) at the time of the action or failure to act complained of, or acquired the Interests afterwards by operation of law from a Person who was a Holder at that time;
     (ii) The Complaining Holder was a Holder of the affected Series at the time the demand required by subparagraph (iii) below was made;
     (iii) Prior to the commencement of such derivative action, the Complaining Holder has made a written demand on the Trustees requesting that the Trustees cause the Trust to file the action itself on behalf of the affected Series (a “demand”), which demand shall be executed by or on behalf of the Complaining Holder and shall include at least the following:
     (1) a detailed description of the action or failure to act complained of, the facts upon which each such allegation is made and the reasonably estimated damages or other relief sought;
     (2) a statement to the effect that the Holder believes in good faith that it will fairly and adequately represent the interests of similarly situated Holders in enforcing the right of the affected Series and an explanation of why the Complaining Holder believes that to be the case;

     (3) a certification that the requirements of subparagraphs (i) and (ii) of this paragraph (b) have been met, as well as information reasonably designed to allow the Trustees to verify that certification;
     (4) a list of all other derivative or class actions in which the Complaining Holder is or was a named plaintiff, the court in which such action was filed, the date of filing, the name of all counsel to any plaintiffs and the outcome or current status of such actions;
     (5) a certification of the Book Capital Account balance in the affected Series owned beneficially or of record by the Complaining Holder at the time set forth in subparagraphs (i), (ii) and (iii) of this paragraph (b) and an undertaking that the Complaining Holder will be a Holder of the affected Series as of the commencement of and throughout the derivative action and will notify the Trust in writing of any decrease, Withdrawal or other disposition by the Complaining Holder within three business days thereof; and
     (6) an acknowledgment of the provisions of paragraphs (f) and (g) of this Section 9.8 below;
     (iv) Holders whose Book Capital Account balances represent at least five percent (5%) of the voting power of the affected Series must join in initiating the derivative action; and
     (v) A copy of the proposed derivative complaint must be served on the Trust, assuming the requirements of subparagraphs (i) through (iv) above have already been met and the derivative action has not been barred in accordance with paragraph (d) below.
     (c) Within 90 calendar days of the receipt of a demand submitted in accordance with the requirements above, those Trustees who are independent for purposes of considering the demand or a committee comprised of some or all of such Trustees (the “Independent Trustees”) will consider, with the assistance of counsel who may be retained by such Trustees on behalf and at the expense of the Trust, the merits of the claim and determine whether maintaining a suit would be in the best interests of the Trust. If, during this 90-day period, those independent Trustees conclude that a determination as to the maintenance of a suit cannot reasonably be made within the 90-day period, those independent Trustees may extend the 90-day period by a period of time that the independent Trustees consider will be sufficient to permit them to make such a determination, not to exceed 60 calendar days from the end of the initial 90-day period (such 90-day period, as may be extended as provided hereunder, the “review period”). Notice of any such decision to extend the review period shall be sent in accordance with the provisions of Section 4.12 hereof to the Complaining Holder, or, the Holder’s counsel if represented by counsel, in writing within five business days of any decision to extend the period. Trustees who are not deemed to be Interested Persons of the Trust are deemed independent for all purposes, including for the purpose of approving or dismissing a derivative action. A Trustee otherwise independent for purposes of considering the demand shall not be considered not to be independent solely by virtue of (i) the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies with the same or an affiliated investment adviser or underwriter, (ii) the amount of such remuneration, (iii) the fact that such Trustee was identified in the demand as a potential defendant or witness, or (iv) the fact that the Trustee approved the act being challenged in the demand if the act resulted in no material personal benefit to the Trustee.
     (d) If the demand has been properly made under paragraph (b) of this Section 9.8, and a majority of the independent Trustees have considered the merits of the claim and have determined that maintaining a suit would not be in the best interests of the Trust the demand shall be rejected and the Complaining Holder shall not be permitted to maintain a derivative action unless they first sustain the burden of proof to the court that the decision of the Trustees not to pursue the requested action was not a good faith exercise of their business judgment on behalf of the Trust. If upon such consideration a majority of the independent Trustees determine that such a suit should be maintained, then the appropriate officers of the Trust shall cause the Trust to commence that suit and such suit shall proceed directly rather than derivatively or permit the Complaining Holder to proceed derivatively, provided however that any counsel representing the interests of the Trust shall be approved by the Trustees. The Trustees, or the appropriate officers of the Trust, shall inform the Complaining Holder of any decision reached under this paragraph (d) by sending in accordance with the provisions of Section 4.12 hereof written notice to each Complaining Holder, or the Holder’s counsel, if represented by counsel, within five business days of such decision having been reached.
     (e) If notice of a decision has not been sent to the Complaining Holder or the Holder’s counsel within the time permitted by paragraph (d) above, and subparagraphs (i) through (v) of paragraph (b) above have been complied with, the Complaining Holder shall not be barred by this Declaration from commencing a derivative action.
     (f) A Complaining Holder whose demand is rejected pursuant to paragraph (d) above shall be responsible for the costs and expenses (including attorneys’ fees) incurred by the Trust in connection with the Trust’s consideration of the demand if a court determines that the demand was made without reasonable cause or for an improper purpose. A Holder who commences or maintains a derivative action in violation of this Section 9.8 shall reimburse the Trust for the costs and expenses (including attorneys’ fees) incurred by the Trust in connection with the action if the action is dismissed on the basis of the failure to comply with this Section 9.8. If a court determines that any derivative action has been brought without reasonable cause or for an improper purpose, the costs and expenses (including attorneys’ fees) incurred by the Trust in connection with the action shall be borne by the Holders who commenced the action.
     (g) The Trust shall be responsible for payment of attorneys’ fees and legal expenses incurred by a Complaining Holder in any circumstances only if required by law.

The Trust shall not be obligated to pay any attorneys’ fees so incurred by a Complaining Holder other than fees that are reasonable and that do not exceed an amount calculated using reasonably hourly rates
     (h) No Holder may make demand or to commence a derivative action on behalf of any Series of the Trust of which he or she is not a Holder.
ARTICLE X
TERMINATION; SALE OF ASSETS
     Section 10.1. Termination of Trust or Series. (a) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust or any Series of the Trust may be terminated at any time by the Trustees by written notice to the Holders of the Trust or such Series as the case may be.
     (b) Upon the requisite action of the Trustees to terminate the Trust or such Series, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, as may be determined by the Trustees, which may include the establishment of a liquidating trust or similar vehicle, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets of the Trust or assets of the particular Series thereof to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the Holders of the Trust or such Series in the manner determined by the Trustees, provided that Holders of a particular Series shall be entitled to receive a pro rata share, based on their Book Capital Accounts in such Series, of the net assets of such Series only. Thereupon, the Trust or any affected Series shall terminate, and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title, and interest of all parties with respect to the Trust or such Series shall be canceled and discharged.
     Section 10.2. Sale of Assets; Reorganization. The Trustees may authorize the Trust or any Series thereof, to sell, lease, transfer, pledge, exchange, convey or dispose of all or substantially all of the Trust Property (or all or substantially all of the Trust Property allocated or belonging to a particular Series), including its good will, to any one or more trusts, business or statutory trusts or other business entities or series or classes thereof (including another Series of the Trust) upon such terms and conditions and for such consideration (which may include the assumption of some or all of the outstanding obligations and liabilities, accrued or contingent, whether known or unknown, of the Trust or such Series) as may be authorized by the Trustees. Without limiting the generality of the foregoing, this provision may be utilized to permit the Trust or any Series thereof to pursue its investment program through one or more subsidiary vehicles or to operate in a master-feeder or fund of funds structure.

ARTICLE XI
AMENDMENTS; MISCELLANEOUS
     Section 11.1. Amendments to Declaration. (a) The Trustees may by vote of a majority of the Trustees then in office amend or otherwise supplement the Declaration by making an amendment, a Declaration supplemental hereto or an amended and restated Declaration, provided, however, that an amendment to any provision of Article V hereof shall require the vote of two-thirds (2/3) of the Trustees then in office.
     (b) Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of any Person who is or has been a Holder, Trustee, officer, or employee of the Trust, or limit the rights to indemnification or insurance provided in Article IX with respect to actions or omissions of persons entitled to indemnification under such Article prior to such amendment.
     Section 11.2. Copies of Declaration; Counterparts; Headings. The original or a copy of this instrument and of each amendment and/or restatement hereto shall be kept in the office of the Trust where it may be inspected by any Holder. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments or restatements have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this instrument or of any such amendments or restatements. This instrument, each amendment and/or restatement hereto may be executed in any number of counterparts, each of which shall be deemed an original. Headings are placed herein for convenience of reference only, and in case of any conflict, the text of this instrument, rather than the headings, shall control.
     Section 11.3. Trustees May Resolve Ambiguities. The Trustees may construe any of the provisions of this Declaration insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Trustees in good faith shall be conclusive as to the meaning to be given to such provisions.
     Section 11.4. Applicable Law, Forum Selection, and Jury Waiver. (a) The Trust set forth in this instrument is created under and is to be governed by and construed and administered according to the laws of the Governing Jurisdiction, without reference to its conflicts of law rules, provided that the Trustees may change the Governing Jurisdiction by amendment of this Declaration.
     (b) Notwithstanding the first sentence of Section 11.4(a) hereof, there shall not be applicable to the Trust, the Trustees, or this Declaration any provisions of the laws (statutory or common) of the Governing Jurisdiction or any other state pertaining to trusts, including by way of illustration and without limitation, laws that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust; (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property; (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets; or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers or liabilities or authorities and powers or trustees, if such laws are inconsistent with the authorities and powers or limitation on liability of the Trustees set forth or referenced in this Declaration.
     (c) No provision of this Declaration shall be effective to require a waiver of compliance with any provision of the Securities Exchange Act of 1934, as amended or the 1940 Act, or of any valid rule, regulation or order of the Commission thereunder.
     (d) Any action commenced by a Holder, directly or derivatively, against the Trust or a Series thereof, its Trustees, officers or employees, shall be brought only in the U.S. District Court for the Southern District of New York, or if such action may not be brought in that court, then such action shall be brought in the New York Supreme Court with assignment to the Commercial Division to the extent such assignment is permitted under the Uniform Civil Rules for the Supreme Court, including § 202.70 thereof (each, a “Chosen Court”). The Trust, its Trustees, officers, and employees, and its Shareholders (a) waive any objection to venue in either Chosen Court and (b) waive any objection that either Chosen Court is an inconvenient forum.
     (e) In any action commenced by a Holder against the Trust or any Series thereof, its Trustees or officers, or as a derivative action on behalf of the Trust or any Series thereof, there shall be no right to a jury trial. THE RIGHT TO A TRIAL BY JURY IS EXPRESSLY WAIVED TO THE FULLEST EXTENT PERMITTED BY LAW.
     Section 11.5. Tax Status; Tax Matters Partner. It is intended that the Trust (or, if multiple Series are established, each Series) be treated as a partnership for federal income tax and state tax purposes (including but not limited to New York state tax purposes). The Trustees shall have the power to take all actions and to execute all forms and other documents that they determine, in their sole discretion, to be necessary to achieve such treatment, and the Trustees shall severally have the delegable authority on behalf of the Trust (or, as applicable, a Series) to sign any and all tax forms for that purpose. The Trustees shall annually designate for the Trust (or, if multiple Series are established, for each Series) a “Tax Matters Partner” under Section 6231(a)(7) of the Code, and for this purpose the Trustees shall have the right to allow an entity or person to purchase Interests in the Trust (or Series) to enable such entity or person to serve as Tax Matters Partner for the Trust (or Series), provided any Tax Matters Partner so designated shall continue to hold such office and all related authorities until a successor Tax Matters Partner is designated. The Tax Matters Partner shall be entitled to take such actions on behalf of the

Trust (or Series), in any and all proceedings with the Internal Revenue Service, as the Tax Matters Partner determines to be necessary, convenient or advisable. The Tax Matters Partner shall be entitled to be paid by the Trust (or Series) a reasonable fee for services rendered in connection with any tax proceeding, to be reimbursed by the Trust (or Series) for all out-of-pocket costs and expenses incurred in connection with such a proceeding, and to be indemnified by the Trust (or Series) (solely out of Trust (or Series) assets) with respect to any action brought against the Tax Matters Partner in connection with the settlement of such a proceeding.
     Section 11.6. Provisions in Conflict with Law or Regulations. (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision, in whole or in part, is in conflict with the 1940 Act, the applicable provisions of the Code, and the regulations thereunder, applicable law of the Governing Jurisdiction or with other applicable laws and regulations, the conflicting provision, or the conflicting part or parts thereof, shall be deemed not to constitute a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.
     (b) If any provision of this Declaration shall be held invalid or unenforceable, in whole or in part, in any jurisdiction, such invalidity or unenforceability shall attach only to such provision, or such part or parts thereof, in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.
     Section 11.7. Writings. To the fullest extent permitted by applicable law, except as the Trustees may otherwise determine:
     (a) any requirements in this Declaration or in the Bylaws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees provided such form is capable of conversion into a written form within a reasonable time; and
     (b) any requirements in this Declaration or in the Bylaws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.

     IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have executed this instrument as of the date first written above.

/s/Leo J. Hill

Leo J. Hill, as Trustee
570 Carillon Parkway
St. Petersburg, Florida 33716-1202

/s/Neal M. Jewell

Neal M. Jewell, as Trustee
570 Carillon Parkway
St. Petersburg, Florida 33716-1202

/s/Russell A. Kimball, Jr.

Russell A. Kimball, Jr., as Trustee
570 Carillon Parkway
St. Petersburg, Florida 33716-1202

/s/Eugene M. Mannella_

Eugene M. Mannella, as Trustee
570 Carillon Parkway
St. Petersburg, Florida 33716-1202

/s/Norm R. Nielsen

Norm R. Nielsen, as Trustee
570 Carillon Parkway
St. Petersburg, Florida 33716-1202

/s/Joyce Galpern Norden

Joyce Galpern Norden, as Trustee
570 Carillon Parkway
St. Petersburg, Florida 33716-1202

/s/Patricia L. Sawyer

Patricia L. Sawyer, as Trustee
570 Carillon Parkway
St. Petersburg, Florida 33716-1202

/s/John W. Waechter

John W. Waechter, as Trustee
570 Carillon Parkway
St. Petersburg, Florida 33716-1202

/s/John K. Carter

John K. Carter, as Trustee
570 Carillon Parkway
St. Petersburg, Florida 33716-1202

SCHEDULE A
Series
(Effective as of November 7, 2007)
     WHEREAS, the Trustees of the Trust, acting pursuant to the Trust’s declaration of trust as then in effect, have previously established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series”) pursuant to one or more designations of series;
     WHEREAS, in connection with the adoption of an Amended and Restated Declaration of Trust dated as of November 7, 2007 (the “Declaration”), pursuant to Section 4.9(a) of the Declaration, the previously established and designated Series are hereby included on this Schedule A.
     NOW THEREFORE, the following Series of the Trust are established with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:
1. Money Market Portfolio
2. High Quality Bond Portfolio
3. Inflation-Protected Securities Portfolio (formerly, Intermediate Government Bond Portfolio)
4. Core Bond Portfolio
5. Total Return Bond Portfolio
6. High Yield Bond Portfolio
7. Balanced Portfolio
8. Value & Income Portfolio
9. Value Portfolio
10. Growth & Income Portfolio
11. Equity Growth Portfolio
12. Aggressive Equity Portfolio
13. Mid-Cap Value Portfolio
14. Mid-Cap Growth Portfolio
15. Small-Cap Value Portfolio
16. Special Equity Portfolio
17. Small-Cap Growth Portfolio
18. International Equity Portfolio
1. Interests in each Series are entitled to all the rights and preferences accorded to Interests under the Declaration.
2. The amount of authorized Interests in each Series is unlimited.
3. Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time described in the Trust’s then currently effective registration statement under the Investment Company Act to the extent pertaining to the Interests of the Series, as the same may be amended and supplemented from time to time (“Registration Statement”). Interests in a Series shall represent beneficial interests in the net assets allocated or belonging to such Series only, and such interests shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and a Holder shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.
4. With respect to each Series, (a) the purchase price of the Interests, (b) fees and expenses, (c) qualifications for ownership, if any, (d) the method of determination of the value of the Interests, (e) minimum purchase amounts, if any, (f) minimum account size, if any, (g) the price, terms and manner of withdrawal, (h) any conversion or exchange feature or privilege, (i) the relative dividend rights, and (j) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Registration Statement with respect to such Series.
5. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Holders.
6. The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust.
7. Capitalized terms not defined herein have the meanings given to such terms in the Declaration.